Exhibit 99.1

PROXY CARD FOR

ANNUAL GENERAL MEETING
OF SHAREHOLDERS OF AJAX I

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF AJAX I
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON               , 2021.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated               , 2021, in connection with the Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held at                Eastern Time on               , 2021, at the offices of                located at               , and hereby appoints Daniel Och, Glenn Fuhrman and J. Morgan Rutman, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Ajax I (“Ajax” or the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Annual General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 4.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 and 4.

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve, as an Ordinary Resolution, the business combination described in this proxy statement/prospectus (the “Business Combination” and such proposal, the “business combination proposal”), including the Business Combination Agreement, dated as of March 29, 2021, as amended by the First Amendment thereto, dated as of May 14, 2021 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Ajax, Cazoo Holdings Limited (“Cazoo”) and Capri Listco (“Listco”), pursuant to which among other things:	FOR ☐	AGAINST ☐	ABSTAIN ☐
(i) (a) at least three business days prior to the closing of the Business Combination (the “Listco Closing Date”), MaplesFS Limited, as the sole shareholder of Listco, will transfer to Ajax all of the issued and outstanding equity securities of Listco and, as a result of such transfer, Listco will become a wholly-owned subsidiary of Ajax, (b) Ajax, as the sole shareholder of Listco, will adopt Listco’s amended and restated memorandum and articles of association (the “Listco Articles”) (to take effect as of the closing of the Business Combination (the “Closing”)), and (c) the day following the Listco Closing Date, Ajax will be merged with and into Listco, with Listco continuing as the surviving entity (the “Merger”). In connection with the Merger, each Ajax Class A ordinary share, par value $0.0001 per share (an “Ajax Class A Share”), Ajax Class B ordinary share, par value $0.0001 per share (an “Ajax Class B Share”), warrant exercisable to purchase one Ajax Class A Share (an “Ajax Warrant”), and Ajax unit (consisting of one Ajax Class A Share and one-fourth of one redeemable Ajax Warrant) (an “Ajax Unit”), issued and outstanding immediately prior to the Merger will be cancelled in exchange for one Listco Class A ordinary share, par value $0.0001 per share (a “Listco Class A Share”), Listco Class B ordinary share, par value $0.0001 per share (a “Listco Class B Share”), warrant exercisable to purchase one Listco Class A Share for $11.50 per share (a “Listco Warrant”), and Listco unit (consisting of one Listco Class A Share and one-fourth of one redeemable Listco Warrant) (a “Listco Unit”), respectively (such transactions, collectively, the “Reorganization”); and
(ii)   approximately two days following the completion of the Reorganization and at the Closing, pursuant to the Business Combination Agreement, subject to the terms and conditions therein, Listco will acquire all of the issued and outstanding shares of Cazoo (the “Cazoo Shares”) from the holders thereof (the “Cazoo Shareholders”) for a combination of Listco Class C ordinary shares, par value $0.0001 per share (the “Listco Class C Shares”), which will automatically convert into Listco Class A Shares upon the expiration of the applicable lock-up period described in this proxy statement/prospectus, and cash consideration (subject to a mix & match election described in greater detail in this proxy statement/prospectus);

A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A;

Proposal No. 2 — The Share Issuance Proposal — to consider and vote upon a proposal to approve, as an Ordinary Resolution, for the purposes of complying with the applicable listing rules of the New York Stock Exchange (the “NYSE”), the issuance of Listco Class C Shares to Cazoo Shareholders (and the Listco Class A Shares resulting from any conversion thereof) in connection with the Business Combination and the Listco Class A Shares in connection with the PIPE Investment (as defined herein);

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — The Incentive Equity Plan Proposal — to consider and vote upon a proposal to approve, as an Ordinary Resolution, the Capri Listco 2021 Incentive Equity Plan (the “Listco Incentive Equity Plan”), which will become effective on the Closing Date and will be used by Listco following the Closing. A copy of the Listco Incentive Equity Plan is attached to an amendment to the accompanying proxy statement/prospectus as Annex C;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 and 4.

Proposal No. 4 — The Adjournment Proposal — to consider and vote upon a proposal to approve, as an Ordinary Resolution, the adjournment of the meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if Ajax is unable to consummate the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2021

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1, 2, 3 and 4 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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